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                                                                   EXHIBIT 1.(e)

                             Articles of Amendment
                                       of
                           Articles of Incorporation
                                       of
              Asset Management Fund for Savings Institutions, Inc.


         1. Pursuant to Section 2-604 of the Maryland General Corporation Law, Asset Management Fund for Savings Institutions, Inc. (the "Corporation") desires to amend its Articles of Incorporation as hereinafter set forth.

         2. The Corporation hereby amends Article VII of its Articles of Incorporation by adding to such Article VII a new Section 6 so that, as amended, said Article VII, Section 6 shall read as follows:

                 "Section 6. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Section 6 shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal."

         3. The amendment set forth in paragraph 2 hereof has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.


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         IN WITNESS WHEREOF, the Corporation executes these Articles of
Amendment on the 4th day of May, 1989.

                                                      ASSET MANAGEMENT FUND FOR
                                                      SAVINGS INSTITUTIONS, INC.


                                                      By: /s/ Donald R. Maag
                                                          ---------------------
                                                          Donald R. Maag
                                                          President


Attest: /s/ Dolores C. Pufunt
        ---------------------------
        Dolores C. Pufunt
        Assistant Secretary

                I acknowledge this document to be the act of the Corporation, and state that, to the best of my knowledge, information and belief, all matters and facts herein are true and that this is made under the penalties for perjury.

Dated:  May 4, 1989


                                                      /s/ Donald R. Maag
                                                      -------------------------
                                                      Donald R.Maag
                                                      President





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